Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-122457) and in the related Prospectus, and Registration Statements on Form S-8 (File No. 333-124266, 333-111142, 333-111139, 333-34899 and 333-12921) of NCI Building Systems, Inc. of our report dated April 24, 2006, relating to the consolidated financial statements of Robertson-Ceco Corporation as of and for the years ended December 31, 2005 and 2004 incorporated by reference in this Current Report on Form 8-K/A.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

June 20, 2006